EXHIBIT 99.1

Equity Office (Investors/Analysts):	Equity Office (Media):
Diane Morefield 312.466.3286	Terry Holt 312.466.3102

For Immediate Release

EQUITY OFFICE ANNOUNCES THIRD QUARTER 2003 RESULTS

CHICAGO (November 3, 2003) — Equity Office Properties Trust (NYSE: EOP) reported results today for the third quarter ended September 30, 2003. Net income available to common shareholders totaled $110.2 million in the third quarter 2003. This compares to net income available to common shareholders of $168.2 million in the third quarter of 2002. Net income available to common shareholders on a fully diluted basis, commonly referred to as earnings per share (EPS), totaled $.28 per share, in the third quarter 2003, as compared to $.40 per share in the third quarter 2002. The decline in EPS in the third quarter of 2003 was a result of lower occupancy levels, a decline in rental rates on new and renewal leases, lower lease termination fees, and a decline in revenues as a result of asset sales of approximately $819.5 million between July 1, 2002, and September 30, 2003.

Funds from operations available to common shareholders plus assumed conversions (FFO) for the third quarter 2003 totaled $316.0 million, or $.69 per fully diluted common share, as compared to FFO for the same period in 2002 of $366.2 million, or $.77 per fully diluted common share. This represents a 10.4% decrease in fully diluted FFO per common share between comparable periods. The decline in FFO was due to lower occupancy levels, a decline in rents on new and renewal leases, and lower lease termination fees when comparing the two quarters. In addition, asset sales of $819.5 million between July 1, 2002, and September 30, 2003, have had a significant impact on FFO results. See the attachment to this press release for a reconciliation of FFO and FFO per share to net income and net income per share, respectively, the most directly comparable GAAP measures.

Beginning this quarter, the calculation of FFO available per common share includes the assumed conversion of the Series B Convertible Cumulative Redeemable Preferred shares. This security is dilutive to FFO per share available to common shareholders, but not dilutive to earnings per share. As a result, EPS and FFO have different fully diluted common share counts. The following table summarizes the number of common shares and partnership units outstanding on a basic and fully diluted basis for EPS and FFO per share for the quarterly and year-to-date comparable periods in 2003 and 2002.

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PAGE 2 — EQUITY OFFICE ANNOUNCES THIRD QUARTER 2003 RESULTS

For the three months ended September 30:

	2003		2002

	Basic		Basic
Metric	Shares	Fully Diluted Shares	Shares	Fully Diluted Shares

EPS	397,401,024	448,805,388	417,468,711	469,764,728
FFO per share	397,401,024	457,194,742	417,468,711	478,154,082	*

For the nine months ended September 30:

	2003		2002

	Basic		Basic
Metric	Shares	Fully Diluted Shares	Shares	Fully Diluted Shares

EPS	402,013,359	453,451,913	415,977,751	471,703,728
FFO per share	402,013,359	461,841,267	415,977,751	480,093,082	*

*	Restated to give effect to the assumed dilution from the Series B Preferred Shares.

Total revenues in the third quarter 2003 were $806.2 million, as compared to $857.7 million in the third quarter of 2002, after adjusting for discontinued operations. The decrease in total revenues was a result of a decline in occupancy, lower rental rates on new and renewal leases, and lower lease termination fees between periods.

Lease termination fees, including those recognized as income from joint ventures, totaled $16.3 million during the third quarter 2003, compared to $30.8 million during the third quarter of 2002. Early lease terminations occurring during the third quarter 2003 reduced office occupancy by approximately 1.1 million square feet, or roughly .9%.

Following is a table highlighting occupancy for the company’s total office and industrial portfolios, including those properties that are owned in joint ventures:

	Occupancy as of:

Portfolio	9/30/03	6/30/03	9/30/02

Office	86.3%	87.1%	89.2%
Industrial	85.1%	84.7%	88.1%

Three office development properties were reclassified to operating properties during the third quarter. These assets were 70% leased and 19.8% occupied as of September 30, 2003. Excluding these recently reclassified development properties, office occupancy at September 30, 2003 was 86.9%.

The total office portfolio was 88.4% leased, which includes all occupied space and space leased but not yet occupied, as of the end of the third quarter 2003, as compared to 90.6% leased at September 30, 2002. The industrial portfolio was 86.6% leased at the end of the third quarter 2003.

Same-store property net operating income (defined as operating revenues, including straight-line rents, and less property operating expenses) for the third quarter 2003 decreased 7.0%, as compared to the third quarter of 2002. The decrease is a result of a decline in occupancy, lower rental rates on new and renewal leases, and lower lease termination fees in the same-store portfolio. Occupancy on this same-store portfolio, comprising 751 office and industrial properties acquired on or prior to July 1, 2002, decreased from 89.9% at the beginning of this period to 86.5% at September 30, 2003.

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PAGE 3 — EQUITY OFFICE ANNOUNCES THIRD QUARTER 2003 RESULTS

Office customers that took occupancy during the third quarter 2003 totaled approximately 6.0 million square feet. The weighted average annual gross rental rates, including straight-line rent and estimated expense reimbursements, on this activity during the quarter are summarized below:

Weighted Average Annual Gross Rental Rate Information
(per square foot):

Rate on expiring leases	$25.61
Rate on terminated leases	$28.03

Rate on expiring and terminated leases	$26.07
Rate on new and renewal leases	$24.24

Change from expiring and terminated leases	$(1.83)

% Change from expiring and terminated leases	(7.0)%

% Change from expiring leases only	(5.3)%

The tenant improvement and leasing commission (TI/LC) costs for office leases with customers that took occupancy in EOP’s consolidated properties during the third quarter totaled $22.94 per square foot on a weighted average basis. This compares to weighted average TI/LC costs of $15.54 per square foot in the second quarter of 2003, and $14.52 per square foot in the third quarter of 2002. The increase in TI/LC costs in the third quarter reflects significant TI/LC allowances on a few large, long-term leases and the intense competitive environment for new leases in most markets.

Property operating margins from continuing operations were 64.5% in the third quarter 2003, as compared to 65.4% for the third quarter 2002. Property operating margins are calculated based on continuing operations, and are defined as property operating revenues less property operating expenses, expressed as a percentage of property operating revenues.

Results for the Nine Months Ended September 30, 2003:

EPS for the first nine months of 2003 totaled $1.00 per fully diluted share, as compared to $1.28 per fully diluted share in the first nine months of 2002. FFO totaled $969.0 million on revenues of $2,415.2 million for the nine months ended September 30, 2003, compared with FFO of $1,151.1 million on revenues of $2,559.8 million for the same period in 2002. FFO per share on a fully diluted basis totaled $2.10 for the nine-month period in 2003, a 12.5% decrease from $2.40 per fully diluted share for the same period in 2002.

The declines in EPS and FFO between periods were a result of asset sales, lower occupancy levels in the total portfolio, a decline in rental rates on new and renewal leases, and lower lease termination fees during the first nine months of 2003 as compared to 2002. Asset sales from January 1, 2002, through September 30, 2003, totaled approximately $1,012.9 million.

Lease termination fees, including those recognized as income from joint ventures, totaled $41.4 million in the nine months ended September 30, 2003, compared to $107.2 million in the nine months ended September 30, 2002. Included in lease termination fees in the first nine months of 2002 was a $40 million lease termination received in connection with a previously proposed joint venture office development. This $40 million fee was reflected in “income from investments in unconsolidated joint

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ventures” as opposed to in “other” revenue where lease terminations from consolidated properties are reported. Early lease terminations for the first nine months of 2003 reduced office occupancy by approximately 3.7 million square feet, or roughly 3.0%.

Same-store property net operating income (defined as operating revenues, including straight-line rents, and less property operating expenses) for the first nine months of 2003 decreased 7.2%, as compared to the same period in 2002. The decrease is a result of a decline in occupancy, lower rental rates on new and renewal leases, and lower lease termination fees in the same-store portfolio. Occupancy in this same-store portfolio, comprising 748 office and industrial properties acquired on or prior to January 1, 2002, decreased from 91.8% at the beginning of this period to 86.5% at September 30, 2003.

Office customers that took occupancy during the first nine months of 2003 totaled approximately 16.6 million square feet. The weighted average annual gross rental rates, including straight-line rent and estimated expense reimbursements, on this activity during the first nine months of 2003 are summarized below:

Weighted Average Annual Gross Rental Rate Information
(per square foot):

Rate on expiring leases	$26.87
Rate on terminated leases	$31.40

Rate on expiring and terminated leases	$27.82
Rate on new and renewal leases	$25.96

Change from expiring and terminated leases	$(1.86)

% Change from expiring and terminated leases	(6.7)%

% Change from expiring leases only	(3.4)%

The weighted average TI/LC costs for office customers that took occupancy in EOP’s consolidated properties during the first nine months of 2003 were $17.69 per square foot. The weighted average TI/LC costs for the same period in 2002 were $12.66 per square foot.

Additional Quarterly Highlights:

•	In August, Equity Office acquired U.S. Bank Tower in the Denver central business district for $80.2 million. The acquisition of this 485,902-square-foot office building in downtown Denver increased the company’s presence in the Denver MSA to 16 buildings and almost 4.7 million square feet.

•	During the third quarter, Equity Office sold two land parcels and 18 buildings (17 office and one industrial) totaling 878,153 square feet. Total proceeds from these asset sales were approximately $194.2 million. The net gain on asset sales was approximately $.7 million, including the gain on the sale of Foundry Square IV, which was recorded in income from unconsolidated joint ventures.

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PAGE 5 — EQUITY OFFICE ANNOUNCES THIRD QUARTER 2003 RESULTS

•	In September, Equity Office acquired the remaining 20% interest in Key Center, a 472,929-square-foot office building in the central business district of Bellevue, Washington, in exchange for the company’s 30% interest in Wright Runstad Associates Limited Partnership, and cash of approximately $7.9 million.

•	In September, Equity Office’s Board of Trustees accepted the resignations of Craig G. Vought and John A. Foster. The two former trustees intend to pursue real estate investments through their newly formed venture known as Broadreach Capital Partners, which may compete with Equity Office in certain markets.

•	Equity Office has a $600 million, board-approved common share repurchase program in place. Since the inception of the program in August 2002, EOP has repurchased 22.1 million common shares at an average price of $25.31 for a total amount of approximately $560.4 million. During the third quarter 2003, the company repurchased 375,000 shares at an average price of $26.78 for a total cost of approximately $10.0 million. These share repurchases were discussed in the company’s second quarter earnings release and on EOP’s conference call on July 29, 2003. No further share repurchases have been made since that time.

Subsequent Events:

•	In October, Equity Office sold three office buildings totaling 822,500 square feet for approximately $77.8 million. The assets sold were Summit Office Park (two buildings) in Fort Worth, Texas, and Wachovia Center in Charlotte, North Carolina. The transactions resulted in EOP’s exit from these two markets.

•	Also, in October, Equity Office announced the appointment of Peyton H. “Chip” Owen, Jr. as Executive Vice President and Chief Operating Officer. Mr. Owen joined EOP, effective October 20, 2003, from Jones Lang LaSalle where he served as COO of the Americas Region.

EPS and FFO Guidance:

Equity Office is providing updated EPS and FFO guidance ranges for 2003 as follows:

Guidance for 2003	Range
Fully Diluted EPS	$1.31	$1.36
Plus: Real Estate Depreciation and Amortization	$1.65	$1.65
Less: Gain on Sale of Assets	$(.14	$.14)
Less: Adjustment related to assumed conversion of Series B Preferred Stock	$(.02	$.02)[1]
Fully Diluted FFO per share	$2.80	$2.85

1 The original guidance provided for 2003 did not include any adjustment for the assumed conversion of Series B preferred stock.

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PAGE 6 — EQUITY OFFICE ANNOUNCES THIRD QUARTER 2003 RESULTS

The primary assumptions used for the 2003 FFO and EPS guidance include:

Average Office Portfolio Occupancy	86.5% - 87.0%
Lease Termination Fees	$50-$60 million
Property Operating Margins	64% to 65%
Straight-line Rent	$75-$80 million
Corporate G&A Expense	$55-$60 million
Savings from EOPlus (net of costs and after escalation impact)	$8-$10 million

In addition, the estimated decline of approximately $44 million in net operating income from asset dispositions, which have closed during 2003, was not included in the original 2003 guidance estimates provided at the end of last year. Due to the uncertain nature of property acquisitions and dispositions, our guidance ranges do not include any future property acquisitions or dispositions, other than those transactions that have closed to date. The company is not able to assess at this time the potential impact of such exclusions on future FFO and EPS. By definition, FFO does not include gains or losses on the sale of properties.

Conference Call Details:

Management will discuss its 2003 third quarter results on EOP’s earnings conference call scheduled for Tuesday, November 4, at 9:00 AM CST. To participate in the call, please dial 888-453-1739. Due to call volume, we suggest that participants dial in 10 minutes before the scheduled start of the call. The password to participate is “EOP.” If you are calling from outside of North America, please dial 484-630-5733. A replay of the call will be available until November 11, 2003, by calling 800-283-0306 (no passcode necessary). If you are calling from outside of North America for the replay of the call, please call 402-998-1053.

A live webcast of the conference call will be available in listen-only mode at www.equityoffice.com and at www.fulldisclosure.com.

In addition to the information provided in this release, Equity Office publishes a quarterly “Supplemental Operating and Financial Data” Report. The supplemental data and the information provided in this release can be found through the Equity Office Web site, under the Investor Relations section, and as part of a Form 8-K furnished to the SEC. We will also mail you a copy of the supplemental report, if you call 800-692-5304 and request a copy.

Forward-Looking Statements:

Estimates of future FFO and EPS are by definition, and certain other matters discussed in this release may be, forward-looking statements within the meaning of the federal securities laws. Although we believe the expectations reflected in these forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of performance, and we can give no assurance that our expectations will be realized. Our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, many of which are beyond our ability to control or predict. Among these risks and uncertainties are changes in general economic conditions; the extent, duration and strength of any economic recovery; the extent of any

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PAGE 7 — EQUITY OFFICE ANNOUNCES THIRD QUARTER 2003 RESULTS

tenant bankruptcies and insolvencies; our ability to maintain occupancy and to timely lease or re-lease space at anticipated rents; the amount of lease termination fees, if any; the cost and availability of debt and equity financing; our ability to timely complete and lease current and future development projects, on budget and in accordance with expectations; our ability to realize anticipated cost savings from our EOPlus initiatives and to otherwise create and realize economic benefits of scale; our ability to obtain, at a reasonable cost, adequate insurance coverage for catastrophic events, such as earthquakes and terrorist acts; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2002 Form 10-K and Form 8-K filed with the SEC on July 15, 2003. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Equity Office Properties Trust (NYSE: EOP), operating through its various subsidiaries and affiliates, is the nation’s largest publicly held office building owner and manager with a portfolio of 706 buildings comprising 124.1 million square feet in 18 states and the District of Columbia. Equity Office has an ownership presence in 28 Metropolitan Statistical Areas (MSAs) and in 131 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers. For more company information visit the Equity Office website at http://www.equityoffice.com.

# # #
(Summary Financial Information Attached)

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Equity Office Properties Trust
Consolidated Statements of Operations
(Unaudited)

	For the three months ended
	September 30,

	2003	2002

	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$645,338	$666,743
Tenant reimbursements	108,285	123,640
Parking	28,188	28,207
Other	22,382	35,372
Fee income	1,969	3,699

Total revenues	806,162	857,661

Expenses:
Depreciation	162,868	154,836
Amortization	16,062	13,729
Real estate taxes	86,032	96,652
Insurance	8,356	11,424
Repairs and maintenance	80,762	81,059
Property operating	110,300	106,608
Ground rent	5,534	4,956
Corporate general and administrative	13,515	13,615

Total expenses	483,429	482,879

Operating income	322,733	374,782

Other income / expense:
Interest / dividend income	3,421	2,754
Realized gain on sale of marketable securities	307	—
Interest:
Expense incurred	(206,410)	(198,935)
Amortization of deferred financing costs and prepayment expenses	(1,652)	(1,290)

Total other income / expense	(204,334)	(197,471)

Income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	118,399	177,311
Income taxes	289	(155)
Minority Interests:
EOP Partnership	(13,640)	(20,266)
Partially owned properties	(1,821)	(2,736)
Income from investments in unconsolidated joint ventures	21,208	12,218

Income from continuing operations	124,435	166,372
Discontinued operations (including net (loss) / gain on sales of real estate of $(6,326), $6,382, $45,399 and $8,872, respectively)	(3,752)	17,257

Net income	120,683	183,629
Preferred distributions	(10,508)	(15,451)

Net income available to common shareholders	$110,175	$168,178

Earnings per share - basic:
Income from continuing operations per share	$0.29	$0.37

Net income available to common shareholders per share	$0.28	$0.40

Weighted average Common Shares outstanding	397,401,024	417,468,711

Earnings per share - diluted:
Income from continuing operations per share	$0.28	$0.36

Net income available to common shareholders per share	$0.28	$0.40

Weighted average Common Shares outstanding and dilutive potential common shares	448,805,388	469,764,728

Distributions declared per Common Share outstanding	$0.50	$0.50

[Additional columns below]

[Continued from above table, first column(s) repeated]

	For the nine months ended
	September 30,

	2003	2002

	(Dollars in thousands, except per share amounts)
Revenues:
Rental	$1,941,837	$2,018,267
Tenant reimbursements	321,719	365,820
Parking	83,473	85,915
Other	57,767	78,041
Fee income	10,431	11,754

Total revenues	2,415,227	2,559,797

Expenses:
Depreciation	480,724	466,087
Amortization	45,626	37,987
Real estate taxes	268,608	285,350
Insurance	21,669	29,664
Repairs and maintenance	241,249	247,584
Property operating	312,725	309,134
Ground rent	15,000	15,753
Corporate general and administrative	44,672	49,423

Total expenses	1,430,273	1,440,982

Operating income	984,954	1,118,815

Other income / expense:
Interest / dividend income	10,375	17,085
Realized gain on sale of marketable securities	8,450	—
Interest:
Expense incurred	(618,337)	(606,696)
Amortization of deferred financing costs and prepayment expenses	(5,435)	(3,708)

Total other income / expense	(604,947)	(593,319)

Income before income taxes, allocation to minority interests and income from investments in unconsolidated joint ventures	380,007	525,496
Income taxes	(2,282)	(8,849)
Minority Interests:
EOP Partnership	(49,481)	(68,720)
Partially owned properties	(6,188)	(5,137)
Income from investments in unconsolidated joint ventures	62,918	92,143

Income from continuing operations	384,974	534,933
Discontinued operations (including net (loss) / gain on sales of real estate of $(6,326), $6,382, $45,399 and $8,872, respectively)	58,143	48,189

Net income	443,117	583,122
Preferred distributions	(41,364)	(47,112)

Net income available to common shareholders	$401,753	$536,010

Earnings per share - basic:
Income from continuing operations per share	$0.87	$1.19

Net income available to common shareholders per share	$1.00	$1.29

Weighted average Common Shares outstanding	402,013,359	415,977,751

Earnings per share - diluted:
Income from continuing operations per share	$0.87	$1.18

Net income available to common shareholders per share	$1.00	$1.28

Weighted average Common Shares outstanding and dilutive potential common shares	453,451,913	471,703,728

Distributions declared per Common Share outstanding	$1.50	$1.50

Equity Office Properties Trust
Consolidated Balance Sheets
September 30, 2003

September 30, 2003
(Unaudited)

(Dollars in thousands,
except per share amounts)
Assets:
Investments in real estate	$24,859,693
Developments in process	61,325
Land available for development	253,933
Accumulated depreciation	(2,533,491)

Investments in real estate, net of accumulated depreciation	22,641,460
Cash and cash equivalents	105,785
Tenant and other receivables (net of allowance for doubtful accounts of $8,049 and $11,695, respectively)	79,996
Deferred rent receivable	383,015
Escrow deposits and restricted cash	43,815
Investments in unconsolidated joint ventures	978,150
Deferred financing costs (net of accumulated amortization of $46,190 and $48,801, respectively)	67,682
Deferred leasing costs and other related intangibles (net of accumulated amortization of $156,114 and $115,710, respectively)	302,291
Prepaid expenses and other assets (net of discounts of $66,289 and $66,557, respectively)	281,175

Total Assets	$24,883,369

Liabilities, Minority Interests, Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (including a net discount of $(13,428) and $(12,584), respectively)	$2,407,112
Unsecured notes (including a net premium of $19,124 and $41,151, respectively)	9,235,624
Line of credit	421,000
Accounts payable and accrued expenses	480,831
Distribution payable	227,459
Other liabilities	413,628
Commitments and contingencies	—

Total Liabilities	13,185,654

Minority Interests:
EOP Partnership	1,196,620
Partially owned properties	184,049

Total Minority Interests	1,380,669

Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,990,000 issued and outstanding	299,500

Shareholders’ Equity:
Non-Redeemable Preferred Shares, 100,000,000 authorized:
8.625% Series C Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 4,562,900 issued and outstanding	114,073
7.875% Series E Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 6,000,000 issued and outstanding	—
8.0% Series F Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 4,000,000 issued and outstanding	—
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 399,469,098 and 411,200,998 issued and outstanding, respectively	3,995
Other Shareholders’ Equity:
Additional paid in capital	10,373,534
Deferred compensation	(8,058)
Dividends in excess of accumulated earnings	(653,368)
Accumulated other comprehensive loss	(25,130)

Total Shareholders’ Equity	10,017,546

Total Liabilities, Minority Interests, Redeemable Preferred Shares and Shareholders’ Equity	$24,883,369

[Additional columns below]

[Continued from above table, first column(s) repeated]

December 31, 2002

(Dollars in thousands,
except per share amounts)
Assets:
Investments in real estate	$24,625,927
Developments in process	284,737
Land available for development	252,852
Accumulated depreciation	(2,077,613)

Investments in real estate, net of accumulated depreciation	23,085,903
Cash and cash equivalents	58,471
Tenant and other receivables (net of allowance for doubtful accounts of $8,049 and $11,695, respectively)	77,597
Deferred rent receivable	331,932
Escrow deposits and restricted cash	29,185
Investments in unconsolidated joint ventures	1,087,815
Deferred financing costs (net of accumulated amortization of $46,190 and $48,801, respectively)	67,151
Deferred leasing costs and other related intangibles (net of accumulated amortization of $156,114 and $115,710, respectively)	235,002
Prepaid expenses and other assets (net of discounts of $66,289 and $66,557, respectively)	273,727

Total Assets	$25,246,783

Liabilities, Minority Interests, Redeemable Preferred Shares and Shareholders’ Equity:
Liabilities:
Mortgage debt (including a net discount of $(13,428) and $(12,584), respectively)	$2,507,890
Unsecured notes (including a net premium of $19,124 and $41,151, respectively)	9,057,651
Line of credit	205,700
Accounts payable and accrued expenses	560,101
Distribution payable	5,654
Other liabilities	391,963
Commitments and contingencies	—

Total Liabilities	12,728,959

Minority Interests:
EOP Partnership	1,246,543
Partially owned properties	185,809

Total Minority Interests	1,432,352

Redeemable Preferred Shares:
5.25% Series B Convertible, Cumulative Redeemable Preferred Shares, liquidation preference $50.00 per share, 5,990,000 issued and outstanding	299,500

Shareholders’ Equity:
Non-Redeemable Preferred Shares, 100,000,000 authorized:
8.625% Series C Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 4,562,900 issued and outstanding	114,073
7.875% Series E Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 6,000,000 issued and outstanding	150,000
8.0% Series F Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 0 and 4,000,000 issued and outstanding	100,000
7.75% Series G Cumulative Redeemable Preferred Shares, liquidation preference $25.00 per share, 8,500,000 issued and outstanding	212,500
Common Shares, $0.01 par value; 750,000,000 shares authorized, 399,469,098 and 411,200,998 issued and outstanding, respectively	4,112
Other Shareholders’ Equity:
Additional paid in capital	10,691,610
Deferred compensation	(15,472)
Dividends in excess of accumulated earnings	(452,636)
Accumulated other comprehensive loss	(18,215)

Total Shareholders’ Equity	10,785,972

Total Liabilities, Minority Interests, Redeemable Preferred Shares and Shareholders’ Equity	$25,246,783

Note: The Series B preferred shares have been reclassified to Redeemable Preferred Shares from the Shareholders’ Equity section because they are mandatorily redeemable on February 15, 2008.

Equity Office Properties Trust
Earnings Per Share
September 30, 2003

	For the three months ended		For the nine months ended
	September 30,		September 30,

	2003	2002	2003	2002

	(Dollars in thousands, except per share data)
Numerator:
Income from continuing operations	$124,435	$166,372	$384,974	$534,933
Preferred distributions	(10,508)	(15,451)	(41,364)	(47,112)

Income from continuing operations available to common shareholders	113,927	150,921	343,610	487,821
Discontinued operations (including net (loss)/gain on sales of real estate of $(6,326), $6,382, $45,399 and $8,872, respectively)	(3,752)	17,257	58,143	48,189

Numerator for basic earnings per share - net income available to common shareholders	110,175	168,178	401,753	536,010
Net income available to common shareholders allocated to minority interests in EOP Partnership	13,640	20,266	49,481	68,720

Numerator for diluted earnings per share - net income available to common shareholders	$123,815	$188,444	$451,234	$604,730

Denominator:
Denominator for basic earnings per share - weighted average Common Shares outstanding	397,401,024	417,468,711	402,013,359	415,977,751

Effect of dilutive potential common shares:
Redemption of Units for Common Shares	49,349,203	50,795,102	49,718,115	53,507,855
Share options, put options and restricted shares	2,055,161	1,500,915	1,720,439	2,218,122

Dilutive potential common shares	51,404,364	52,296,017	51,438,554	55,725,977

Denominator for diluted earnings per share - weighted average Common Shares outstanding and dilutive potential common shares	448,805,388	469,764,728	453,451,913	471,703,728

Earnings per share - basic
Income from continuing operations available to common shareholders, net of minority interests	$0.29	$0.37	$0.87	$1.19
Discontinued operations, net of minority interests	(0.01)	0.04	0.13	0.10

Net income available to common shareholders	$0.28	$0.40	$1.00	$1.29

Earnings per share - diluted
Income from continuing operations available to common shareholders	$0.28	$0.36	$0.87	$1.18
Discontinued operations	(0.01)	0.04	0.13	0.10

Net income available to common shareholders	$0.28	$0.40	$1.00	$1.28

Note: Net income available to common shareholders per share may not total the sum of the per share components due to rounding

Equity Office Properties Trust
Reconciliation of Net Income to Funds From Operations (“FFO”)
September 30, 2003

	For the three months ended September 30,

	2003		2002

		Per Weighted		Per Weighted
	Dollars	Average Share (b)	Dollars	Average Share (b)

	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO: (a)
Net income	$120,683	$0.30	$183,629	$0.44
Real estate related depreciation and amortization and net (loss) / gain on sales of real estate, including our share of unconsolidated joint ventures and adjusted for minority interests' share in partially owned properties	188,277	0.47	173,857	0.42
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization and net (loss) / gain on sales of real estate	(20,718)	(0.05)	(18,809)	(0.05)

FFO	288,242	0.73	338,677	0.81
Preferred distributions	(10,508)	(0.03)	(15,451)	(0.04)

FFO available to common shareholders — basic	$277,734	$0.70	$323,226	$0.77

Adjustment to arrive at FFO available to common shareholders plus assumed conversions:	Net Income	FFO	Net Income	FFO

Net income and FFO	$120,683	$288,242	$183,629	$338,677
Preferred distributions	(10,508)	(10,508)	(15,451)	(15,451)

Net income and FFO available to common shareholders	110,175	277,734	168,178	323,226
Net income allocated to minority interests in EOP Partnership	13,640	13,640	20,266	20,266
Minority interests in EOP Partnership share of add back for real estate related depreciation and amortization and net (loss) / gain on sales of real estate	—	20,718	—	18,809
Preferred distributions on Series B preferred stock, of which is assumed to be converted into Common Shares	—	3,931	—	3,931

Net income and FFO available to common shareholders plus assumed conversions	$123,815	$316,023	$188,444	$366,232

Weighted average Common Shares, dilutive potential common shares plus assumed conversions outstanding	448,805,388	457,194,742	469,764,728	478,154,082

Net income and FFO available to common shareholders plus assumed conversions	$0.28	$0.69	$0.40	$0.77

	Common Shares and common share equivalents

Weighted average Common Shares outstanding — (used for both net income and FFO basic calculation)		397,401,024		417,468,711
Redemption of Units for Common Shares		49,349,203		50,795,102
Impact of options, restricted shares and put options which are dilutive to both net income and FFO		2,055,161		1,500,915

Weighted average Common Shares and dilutive potential common shares used for net income available to common shareholders		448,805,388		469,764,728
Impact of conversion of Series B preferred shares, which are dilutive to FFO, but not net income		8,389,354		8,389,354

Weighted average Common Shares, dilutive potential common shares plus assumed conversions used for the calculation of FFO available to common shareholders plus assumed conversions		457,194,742		478,154,082

	For the nine months ended September 30,

	2003		2002

		Per Weighted		Per Weighted
	Dollars	Average Share (b)	Dollars	Average Share (b)

	(Dollars in thousands, except per share amounts)
Reconciliation of net income to FFO (a)
Net income	$443,117	$1.10	$583,122	$1.40
Real estate related depreciation and amortization and net (loss) / gain on sales of real estate, including our share of unconsolidated joint ventures and adjusted for minority interests share in partially owned properties	505,927	1.26	534,529	1.28
Minority interests in EOP Partnership’s share of add back for real estate related depreciation and amortization and net (loss) / gain on sales of real estate	(55,478)	(0.14)	(60,743)	(0.15)

FFO	893,566	2.22	1,056,908	2.54
Preferred distributions	(41,364)	(0.10)	(47,112)	(0.11)

FFO available to common shareholders — basic	$852,202	$2.12	$1,009,796	$2.43

Adjustment to arrive at fully diluted FFO available to common shareholders:	Net Income	FFO	Net Income	FFO

Net income and FFO	$443,117	$893,566	$583,122	$1,056,908
Preferred distributions	(41,364)	(41,364)	(47,112)	(47,112)

Net income and FFO available to common shareholders	401,753	852,202	536,010	1,009,796
Net income allocated to minority interests in EOP Partnership	49,481	49,481	68,720	68,720
Minority interests in EOP Partnership’s share of add back for real estate related depreciation and amortization and net (loss) / gain on sales of real estate	—	55,478	—	60,743
Preferred distributions on Series B preferred stock assumed to be converted to Common Shares	—	11,793	—	11,793

Net income and FFO available to common shareholders and assumed conversions	$451,234	$968,954	$604,730	$1,151,052

Weighted average Common Shares and common share equivalents outstanding	453,451,913	461,841,267	471,703,728	480,093,082

Net income and FFO per Common Share and common share equivalents — diluted	$1.00	$2.10	$1.28	$2.40

	Common Shares and common share equivalents

Weighted average Common Shares outstanding — (used for both net income and FFO basic calculation)		402,013,359		415,977,751
Redemption of Units for Common Shares		49,718,115		53,507,855
Impact of options, restricted shares and put options which are dilutive to both net income and FFO		1,720,439		2,218,122

Weighted average Common Shares and common share equivalents for net income available to common shareholders plus assumed conversions		453,451,913		471,703,728
Impact of conversion of Series B preferred shares, which are dilutive to FFO, but not net income		8,389,354		8,389,354

Weighted average Common Shares and common share equivalents used for FFO diluted calculation		461,841,267		480,093,082

(a)	FFO is a non-GAAP financial measure. The most directly comparable GAAP measure is net income, to which it is reconciled. See definition on following page.

(b)	FFO per share may not total the sum of the per share components in the reconciliation due to rounding.

Equity Office Properties Trust
Funds From Operations (“FFO”) Definition and Fixed Charge Coverage Ratio
September 30, 2003

FFO Definition

     FFO is defined as net income, computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. We believe that FFO is helpful to investors as one of several measures of the performance of an equity REIT. We further believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when trying to understand an equity REIT’s operating performance. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

Fixed Charge Coverage Ratio

	For the three months		For the nine months
	ended September 30,		ended September 30,

	2003	2002	2003	2002

Ratio of Earnings to Combined Fixed Charges and Preferred Distributions (a)	1.6x	1.8x	1.6x	1.9x

     The term “earnings” is the amount resulting from adding and subtracting the following items. Add the following: (a) Pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees, and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, subtract the following: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method.

     The term “fixed charges and preferred distributions” means the sum of the following: (a) interest expensed and capitalized, (b) amortization of premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

     (a)  The presentation of this ratio is required by the SEC and is calculated in accordance with the definition provided by the SEC.